EXHIBIT 4

NOTE: Virginia Commerce Bancorp, Inc. ("Bancorp") is the successor to Virginia Commerce Bank, N.A. (the "Bank"), pursuant to the Plan of Conversion pursuant to which the Bank became a Virginia chartered bank and the Plan of Share Exchange pursuant to which it became the holding company for the Bank as converted. In accordance with said plans, each option to purchase shares of Bank common stock was converted into an option to purchase Bancorp common stock on the same terms, and each such option was assumed by Bancorp.

                          VIRGINIA COMMERCE BANK, N.A.

                           INCENTIVE STOCK OPTION PLAN

1.       PURPOSE OF STOCK OPTION AWARDS
         ------------------------------

         Virginia Commerce Bank, N.A. (the "Bank") desires to attract and retain highly qualified personnel and encourage the highest level of performance in order to serve the best interests of the Bank, its customers and stockholders. By affording eligible employees the opportunity to acquire proprietary interests in the Bank and by providing incentives for such employees to put forth the maximum efforts for the success of the business, the stock option awards will contribute greatly to the attainment of those objectives.

2.       SCOPE AND DURATION OF OPTION PLAN
         ---------------------------------

         Awards under this Plan shall be available for grant beginning May 16, 1988, through May 15, 1998. Unless this plan is extended, no further options shall be granted hereunder after that date.

         An aggregate of 60,000 shares of the Bank's common stock may be issued under options pursuant to this Plan.

3.       ADMINISTRATION OF OPTION PLAN
         -----------------------------

         The Board of Directors of the Bank will serve as the option Plan Committee and shall administer the option Plan.

         The Committee shall have the absolute and sole authority in its discretion to determine the form of the option, the employees to whom, and the time or times at which, options shall be granted and exercisable, and the number of shares to be covered by each option, the purchase price of the shares covered by each option, and to make all of the determinations deemed necessary or advisable for the administration or interpretation of the Option Plan.

         The interpretation and construction by the Committee of any Plan provision or any award shall be final. No member of the Committee shall be personally liable for any action, failure to act, determination or interpretation made in good faith with respect to the Option Plan or any transaction hereunder.

4.       ELIGIBILITY:   FACTORS TO BE CONSIDERED IN GRANTING AWARD
         ---------------------------------------------------------

         Awards may be granted only to employees (including officers) of the Bank who hold, at the time of grant, managerial positions, as determined by the Committee, or are otherwise deemed by the Committee to be "key employees" of the Bank. In determining to whom of the eligible employees awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the employees, their present and potential contributions to the success of the Bank, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Option Plan. Subject to the provisions of this Plan, an employee who has been granted an award or awards under the option Plan may be granted an additional award or awards irrespective of whether the option so held was previously exercised, expired, surrendered or still held. Under the terms of the Plan, the aggregate fair market value (determined at the time the option is granted) of the stock with
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respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all such plans of the Bank, and its parent and subsidiary corporations, if any) shall not exceed One Hundred Thousand Dollars ($100,000.)

5.       OPTION PRICE
         ------------

         The purchase price of the Common Stock covered by each option shall be established by the Committee on the date the option is granted, but in no event shall be less than One Hundred Percent (100%) of the fair market value of the Common Stock on the date the option is granted. Said price shall be subject to adjustment as provided in Paragraph 13 hereof. The date on which the Committee adopts a resolution expressly granting an option shall be considered the date on which such option is granted.

         Options may not be granted to any employee possessing, at the time the option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, or its parent or subsidiary corporation, if any, unless the option price of such shares is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option, and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

6.       TERMS OF OPTIONS
         ----------------

         The term of each option shall be as specified by the committee, subject to earlier termination as provided in Paragraphs 9 and 10. However, under no circumstances shall an option be exercisable after the expiration of ten (10) years from the date such option is granted.

7.       EXERCISE OF OPTIONS
         -------------------

         (a) Subject to the provisions of this Plan, an option granted hereunder shall become exercisable according to its terms by giving written notice to the Bank specifying the option being exercised.

         (b) An option may be exercised, as to all or a portion of the shares to which the option has become exercisable.

         (c) The purchase price of the shares as to which an option is exercised shall be paid in full in cash at the time of exercise.

         (d) Upon the due exercise of an option in accordance with the Option Plan and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the shares covered by such option so exercised.

8.       NON-TRANSFERABILITY OF OPTIONS
         ------------------------------

         Options granted under the Option Plan shall not be transferable, otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the employee, only by the employee.

9.       TERMINATION OF EMPLOYMENT
         -------------------------

         In the event that the employment of an employee to whom an option has been granted under the Option Plan shall be terminated for reasons other than death or disability, the term of the option shall expire on a date not later than three (3) months after termination. Awards granted under the Option Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Bank. Any option award may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates for purposes of the Option Plan and the effect of leaves of absence in accordance with the Bank's regular

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policies. Nothing in the Option Plan or in any award granted pursuant to the
Option Plan shall confer upon any employee any right to continue in the employ of the Bank or interfere in any way with the right of the Bank to terminate his employment.

10.      DEATH OR DISABILITY OF AN EMPLOYEE
         ----------------------------------

         In the event that the employment of an employee to whom an option has been granted under the Option Plan is terminated by reason of permanent and total disability, the option shall expire on the earlier of (i) twelve (12) months from the date of termination or (ii) the expiration date set forth in the option. In the event that the employment of an employee to whom an option has been granted under the Option Plan is terminated by death, the unexercised options may be exercised by the estate of the employee, or by any person who acquired such option by bequest or inheritance or by reason of the death of the employee, pursuant to the terms of said option.

11.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
         ------------------------------------------

         In the event of changes in the outstanding shares of the Bank by reason of split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, stock splits, stock dividends, and the like, and, notwithstanding any other provisions of the Option Plan, each option award may be modified as the Committee shall determine to be appropriate for the adjustment of the number and class of shares covered by such option, the option prices and the numbers of shares as to which options shall be exercisable at any time, and appropriate changes in the rights related to such options. Any fractional shares resulting from such adjustments shall be eliminated.

12.      SHARES PURCHASED
         ----------------

         Any and all shares acquired pursuant to exercise of options granted hereunder are acquired for investment and not for distribution, and every notice of exercise of an option hereunder shall be accompanied by a written representation signed by the purchaser to that effect.


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                                 AWARD OF OPTION
                                      Under
                          VIRGINIA COMMERCE BANK, N.A.
                           INCENTIVE STOCK OPTION PLAN



Name of Optionee:
                  ---------------------------------------------------

Date of option award:
                     ------------------------------------------------

Date of first exercisability:
                             ----------------------------------------

Schedule of Vesting:
                    -------------------------------------------------

Duration of option:                       to
                   ----------------------   -------------------------

Number of Shares subject to option:
                                   ----------------------------------

Purchase price for optioned shares:
                                   ----------------------------------

                                                    VIRGINIA COMMERCE BANK, N.A.




                                                    By:
                                                       -------------------------


By his signature hereon, Optionee agrees to, and accepts all of the terms and conditions contained in the Incentive Stock Option Plan, incorporated herein by this reference, governing the issuance of this option and any of the Bank's shares issued hereunder.





                                                      --------------------------
                                                               Optionee